UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2020

KBR, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street, Suite 3400 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 753-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, KBR, Inc. (“KBR”) approved a modified arrangement of severance benefits for Farhan Mujib, KBR’s former President, Energy Solutions – Delivery who decided to leave effective May 1, 2020, as previously disclosed in KBR’s Current Report on Form 8-K dated March 26, 2020, and filed with the United States Securities and Exchange Commission (“SEC”) on March 27, 2020.  Mr. Mujib’s severance benefits pursuant to his Severance and Change in Control Agreement (“Agreement”), the form and amendment of which were filed with KBR’s Current Report on Form 8-K filed with the SEC on August 29, 2008, and Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 22, 2012, respectively, were modified to waive his rights to the cash portion of his severance termination benefits pursuant to Article 3 of his Agreement in exchange for KBR’s waiver of his one-year noncompetition obligations with respect to his employment by his new employer following his termination of employment pursuant to Article 8 of his Agreement.  In addition, KBR allowed Mr. Mujib’s unvested restricted stock units and performance stock units to continue to vest according to their vesting schedules with the final tranches vesting on February 26, 2023, in return for non-solicitation and customary cooperation covenants.  Such unvested equity would normally be forfeited under Article 3 of Mr. Mujib’s Agreement.  Finally, KBR extended Mr. Mujib’ U.S. medical plan coverage for three months.  Mr. Mujib will be eligible to elect standard COBRA health insurance coverage beginning August 1, 2020, consistent with other employees.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the matters submitted to a vote of security holders during the Company’s Annual Meeting of Stockholders held on May 13, 2020, are as follows:

Proposal	For	Against	Abstentions	Broker non-votes
1. Election of Directors:
Mark E. Baldwin	124,010,352	44,810	59,854	7,168,055
James R. Blackwell	123,534,179	521,955	58,882	7,168,055
Stuart J. B. Bradie	124,007,425	48,338	59,253	7,168,055
Lynn A. Dugle	124,023,989	33,119	57,908	7,168,055
General Lester L. Lyles	122,592,205	1,462,827	59,984	7,168,055
Lt. General Wendy M. Masiello	124,023,742	33,817	57,457	7,168,055
Jack B. Moore	122,995,497	1,059,531	59,988	7,168,055
Ann D. Pickard	124,014,662	42,106	58,248	7,168,055
Umberto della Sala	123,524,439	530,601	59,976	7,168,055

Under the Company’s Bylaws, each of the directors was elected, having received a majority of the shares of common stock cast in person or represented by proxy at the Annual Meeting of Stockholders.

Proposal	For	Against	Abstentions	Broker non-votes
2. Advisory vote to approve the compensation of our Named Executive Officers as disclosed in the proxy statement.	121,002,189	3,052,298	60,529	7,168,055

Under the Company’s Bylaws, the advisory vote was in favor of approval of our executive compensation, having been approved by the vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting of Stockholders.

Proposal	For	Against	Abstentions	Broker non-votes
3. Ratification of KPMG LLP as independent registered public accounting firm for the Company for the year ending December 31, 2020.	129,862,468	1,366,460	54,143	N/A

Under the Company’s Bylaws, the selection of KPMG LLP was ratified, having been approved by the vote of holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting of Stockholders.

As of the record date, March 20, 2020, there were 142,293,835 shares of common stock outstanding and entitled to vote at the Annual Meeting of Stockholders.  On the meeting date, holders of 131,283,071 shares were present in person or by proxy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: May 18, 2020	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Vice President, Public Law and Corporate Secretary